Exhibit 5.1

February 14, 2019

Iron Mountain Incorporated

One Federal Street

Boston, MA 02110

Re:          Registration Statement on Form S-3 (File No. 333-229681)

Ladies and Gentlemen:

We have acted as counsel to Iron Mountain Incorporated, a Delaware corporation (the “Company”), in connection with certain matters relating to the registration and issuance by the Company from time to time of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $431,198,181, covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined and relied upon copies of the following documents: (i) the Certificate of Incorporation (the “Charter”) and the Bylaws of the Company; (ii) the Registration Statement; (iii) the Prospectus dated February 14, 2019 (the “Base Prospectus”) relating to the Registration Statement; (iv) the Prospectus Supplement to the Base Prospectus dated February 14, 2019 relating to the Shares (the “Prospectus Supplement,” and the Base Prospectus, as supplemented thereby, the “Prospectus”); (v) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware; (vi) certain resolutions adopted by the board of directors (the “Board”) of the Company and the Finance Committee of the Board relating to the Shares (the “Resolutions”); (vii) a certificate executed by an officer of the Company, dated as of the date hereof; and (viii) such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

We have assumed, for purposes of this opinion, the genuineness of all signatures, the authority of persons signing documents examined by us by or on behalf of parties thereto (except in the case of persons signing on behalf of the Company), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, which facts we have not independently verified and, subject to the limitations set forth below, have examined such questions of law and such documents, corporate records and other instruments as we have deemed appropriate for the purposes of rendering the opinions set forth below.  As to any facts

Iron Mountain Incorporated

February 14, 2019

material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and statements of fact contained in documents we have examined.

We have also assumed, for the purposes of this opinion, that upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Resolutions and the Registration Statement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.  This opinion is rendered to you in connection with the offering of the Shares under the Prospectus.  We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement and the Prospectus, and to references to our firm under the caption “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP